UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: (Date of earliest event reported): January 28, 2010

ICP SOLAR TECHNOLOGIES INC.
 (Exact name of registrant as specified in its charter)

NEVADA	000-51790	20-0643604
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

7075 Place Robert-Joncas Unit 131
Montreal, Quebec H4M 2Z2
(Address of Registrant’s principal executive offices)

(514) 270-5770
(Registrant’s telephone number, including area code)

(Not Applicable)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into Material Definitive Agreement.

On January 28, 2010, ICP Solar Technologies Inc. (the "Company") entered into a Stock Purchase Agreement (the "SPA") with EPOD Solar Inc. , a company organized under the laws of British Columbia ("EPOD") and its wholly owned subsidiary EPOD Solar Industries Inc. ("EPOD Industries"), whereby the Company will (i) acquire all of the issued and outstanding shares of capital stock of each of Great Lake Solar Utilities Inc., a wholly owned subsidiary of EPOD Industries ("Great Lakes") and Optisolar Technologies Inc., a wholly owned subsidiary of EPOD ("Optisolar"), and EPOD and EPOD Industries, respectively, will sell same. In consideration for the EPOD Shares (the "Acquisition"), the Company shall issue to EPOD a total number of shares equal to 450,000,000 shares of its common stock pre-stock split, which will amount to 22,500,000 shares of its common stock post-stock split.

According to the terms of the SPA and in connection with the Closing of the Acquisition, the Company shall: (i) increase its authorized share capital to 800,000,000 shares of common stock; and (ii) undergo a 20:1 reverse stock split of its shares of common stock and change its CUSIP number (collectively the "Corporate Actions"). The Company shall obtain all required approvals and make all necessary filings pertaining to these Corporate actions including, obtaining shareholder approval, filing a Schedule 14C Information Statement and seeking approval from FINRA. The SPA, Acquisition and Corporate Actions were approved by the Company’s Board of Directors on January 27, 2010.

The consummation of the Acquisition ("Closing") is subject to the satisfaction or waiver of certain conditions, including: (i) the delivery of the Nanotech Shares, (ii) the completion of audited pro forma financial statements of the Company, and (iii) other customary conditions.

The preceding descriptions of the Stock Purchase Agreement is qualified in its entirety by reference to the full text of the Stock Purchase Agreement, filed herewith as Exhibit 10.1 and incorporated herein by reference.

ITEM 5.02     DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Effective as of the date of the signing of the SPA, Sass Peress resigned as Chief Executive Officer, President , Secretary and Treasurer of the Company and the board of Directors of the Company appointed Michael Matvieshen to serve as Chief Executive Officer, President, Secretary, Treasurer and Director of the Company. Mr. Matvieshen was appointed in connection with the transactions contemplated in the SPA. Mr. Matvieshen’s biography is set forth below:

Michael Matvieshen, President, Chief Executive Officer, Secretary, Treasurer and Director.

Mr. Matvieshen has served in the role of President and Chief Executive Officer of EPOD since 2003. In addition to serving as Chief Executive Officer of EPOD, he is also the Chief Executive Officer of EPOD Solar Inc. (USA) (formerly Allora Minerals Inc., a Nevada corporation), an officer of EPOD Solar (Wales) Limited, a corporation organized under the Companies Act 1985 (Company Registration Number 04645882), and EPOD Industries Inc., a corporation organized under the laws of British Columbia.

Prior to founding EPOD, he was President of Wolverine Resources Inc., an oil upgrading refinery owned by the venture capital firm SGGF. Mr. Matvieshen has also served as Vice-President of Gen5 Tech Corporation in which he managed the construction, capital budgeting and start-up of an oil upgrading facility in Alberta. Mr. Matvieshen has extensive experience in the industrial water and oil treatment industries making fuels for diesel generators, in making base oils for drilling oil and gas wells and oil for floating potash. He has been in the technology development business for the past 15 years, primarily as an entrepreneur and inventor. He has also been involved in land development and commercial build construction as an investor/owner for the past 23 years.

EPOD Solar Inc (USA), EPOD, Wolverine Resources Inc. and Gen5 Tech Corporation are not parents, subsidiaries or other affiliates of the Company.

ITEM 8.01     OTHER EVENTS

On January 28, 2010, the Company issued a press release announcing the execution of the Stock Purchase Agreement. A copy of the press release is furnished as Exhibit 99.1 and is attached hereto.

IMPORTANT ADDITIONAL INFORMATION

Statements in this Form 8-K that are not strictly historical are forward-looking statements regarding the anticipated closing of the Acquisition. Actual results could differ materially from those projected in or contemplated by the forward-looking statements. Additional risk factors are identified in the Company’s filings with the Securities and Exchange Commission, including the Forms 10-Q and 10-K and in other filings with the Securities and Exchange Commission. The Company assumes no obligation and does not intend to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01     Financial Statements and Exhibits.

(d)     Exhibits

10.1	Stock Purchase Agreement, dated January 28, 2010, by and among ICP Solar Technologies Inc, EPOD Industries Inc. and EPOD Solar Inc.

99.1	Press Release dated January 28, 2010, of ICP Solar Technologies Inc. announcing the execution of the Stock Purchase Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 3, 2010
ICP SOLAR TECHNOLOGIES INC.

By: /s/ Michael Matvieshen
Michael Matvieshen
Chief Executive Officer